Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 2, 2012, Dean Foods Company (“Dean Foods” or “the Company”) and its wholly owned subsidiary, Suiza Dairy Group, LLC, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Saputo Inc. and its wholly owned subsidiary, Saputo Cheese USA Inc. (“Buyer”), pursuant to which the Company agreed to sell its Morningstar division to Buyer for an aggregate purchase price of $1.45 billion, subject to certain post-closing adjustments, including working capital and employee-related expenses. Under the terms of the Agreement, Buyer acquired all of the outstanding equity of Morningstar Foods, LLC (“Morningstar”). On January 3, 2013, the Company completed the sale of its Morningstar division to Buyer.

The unaudited pro forma condensed consolidated balance sheet of Dean Foods as of September 30, 2012 is presented as if the disposition of the Morningstar division occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and for each of the years ended December 31, 2011, 2010 and 2009 are presented as if the disposition occurred on January 1, 2009 and exclude results from discontinued operations.

The Company used the net cash proceeds from the disposition of the Morningstar division (net of estimated taxes and transaction costs) to repay in full its 2016 and 2017 Tranche B term loan (the “2016 and 2017 term loan B”). As a result of these principal repayments, Dean Foods terminated certain interest rate swaps and wrote-off the deferred financing costs associated with the 2016 and 2017 term loan B. The Company may choose to fund a portion of the taxes, transaction costs and interest rate swap termination costs using borrowings under the Company’s revolving credit facility. Actual net cash proceeds will differ from the net proceeds reflected in the pro forma financial statements below due to (1) the ultimate source of funds for the identified cash payments, (2) the settlement of certain intercompany transactions, (3) differences between assumed and actual tax rates and (4) the timing of the actual closing date of January 3, 2013, as compared to the assumed closing date for the pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the transaction been completed as of the dates presented, and should not be taken as representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ.

The unaudited pro forma condensed consolidated financial statements are based upon, and should be read in conjunction with, Dean Foods’ historical consolidated financial statements and related notes included in our Annual Report on Form 10-K for the years ended December 31, 2011, 2010 and 2009 and our Quarterly Report on Form 10-Q for the nine month period ended September 30, 2012.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Balance Sheet

For the Period Ended September 30, 2012

(in thousands)

	As Reported	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$69,775	$(10,389	)(b)	$59,386
Receivables, net	946,764	(74,409	)(a)	872,355
Inventories	504,764	(84,827	)(a)	419,937
Deferred income taxes	93,713	(14,082	)(c)	79,631
Prepaid expenses and other current assets	69,904	(7,615	)(a)	62,289

Total current assets	1,684,920	(191,322)		1,493,598
Property, plant and equipment, net	2,037,386	(175,688	)(a)	1,861,698
Goodwill	1,154,440	(306,094	)(a)	848,346
Deferred income taxes	23,177	(1,559	)(c)	21,618
Indentifiable intangible and other assets, net	750,037	(35,513	)(a) (d)	714,524

Total	$5,649,960	$(710,176)		$4,939,784

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,248,988	$(127,312	)(a) (e)	$1,121,676
Income taxes payable	68,817	—		68,817
Current portion of long-term debt	206,695	(10,652	)(a) (f)	196,043
Current portion of litigation settlement	20,000	—		20,000

Total current liabilities	1,544,500	(137,964)		1,406,536
Long-term debt	3,244,423	(1,019,284	)(f)	2,225,139
Deferred income taxes	325,768	(57,877	)(c)	267,891
Other long-term liabilities	431,502	(21,733	)(a) (e)	409,769
Litigation settlements	53,194	—		53,194
Commitments and contingencies	—	—		—
Stockholder’s equity:
Preferred stock, none issued	—	—		—
Common stock, 185,164,891 shares issued and outstanding, with a par value of $0.01 per share	1,852	—		1,852
Additional paid-in capital	1,100,591	—		1,100,591
Accumulated deficit	(862,030)	506,777	(g)	(355,253)
Accumulated other comprehensive loss	(189,840)	19,905	(c) (e)	(169,935)

Total stockholder’s equity	50,573	526,682		577,255

Total	$5,649,960	$(710,176)		$4,939,784

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2012

(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (h)	Pro Forma

Net sales	$9,482,850	$(1,061,927)	$8,420,923
Cost of sales	7,108,120	(858,836)	6,249,284

Gross profit	2,374,730	(203,091)	2,171,639
Operating costs and expenses:
Selling and distribution	1,504,566	(68,244)	1,436,322
General and administrative	427,564	(22,762)	404,802
Amortization of intangibles	6,888	(2,192)	4,696
Facility closing and reorganization costs	41,350	(3,618)	37,732
Other operating income	(56,339)	—	(56,339)

Total operating costs and expenses	1,924,029	(96,816)	1,827,213

Operating income	450,701	(106,275)	344,426
Other (income) expense:	—	—	—
Interest expense	166,828	(41,047)	125,781
Other income, net	(913)	—	(913)

Total other expense	165,915	(41,047)	124,868

Income from continuing operations before income taxes	284,786	(65,228)	219,558
Income taxes	151,839	(23,479)	128,360

Income from continuing operations	$132,947	$(41,749)	$91,198

Average common shares:
Basic	184,552,582		184,552,582
Diluted	185,606,630		185,606,630

Earnings per common share from continuing operations attributable to Dean Foods Company(i):
Basic	$0.72		$0.49
Diluted	$0.71		$0.48

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (h)	Pro Forma

Net sales	$13,055,493	$(1,414,302)	$11,641,191
Cost of sales	10,037,907	(1,176,333)	8,861,574

Gross profit	3,017,586	(237,969)	2,779,617
Operating costs and expenses:
Selling and distribution	1,963,748	(85,376)	1,878,372
General and administrative	608,868	(23,580)	585,288
Amortization of intangibles	10,539	(2,923)	7,616
Facility closing and reorganization costs	45,688	—	45,688
Litigation Settlement	131,300	—	131,300
Goodwill impairment	2,075,836	—	2,075,836
Other operating (income) loss	(16,831)	23,392	6,561

Total operating costs and expenses	4,819,148	(88,487)	4,730,661

Operating loss	(1,801,562)	(149,482)	(1,951,044)
Other (income) expense:	—	—	—
Interest expense	252,951	(62,039)	190,912
Other income, net	(1,915)	—	(1,915)

Total other expense	251,036	(62,039)	188,997

Loss from continuing operations before income taxes	(2,052,598)	(87,443)	(2,140,041)
Income tax benefit	(456,811)	(32,777)	(489,588)

Loss from continuing operations	$(1,595,787)	$(54,666)	$(1,650,453)

Average common shares:
Basic	183,388,220		183,388,220
Diluted	183,388,220		183,388,220

Loss per common share from continuing operations attributable to Dean Foods Company(i):
Basic	$(8.61)		$(8.91)
Diluted	$(8.61)		$(8.91)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2010

(in thousands, except per share data)

	As Reported	Pro Forma Adjustments (h)	Pro Forma

Net sales	$12,122,887	$(1,302,650)	$10,820,237
Cost of sales	9,116,965	(1,053,033)	8,063,932

Gross profit	3,005,922	(249,617)	2,756,305
Operating costs and expenses:
Selling and distribution	1,904,526	(87,568)	1,816,958
General and administrative	629,656	(28,479)	601,177
Amortization of intangibles	11,295	(2,953)	8,342
Facility closing and reorganization costs	30,761	—	30,761
Litigation Settlement	30,000	—	30,000

Total operating costs and expenses	2,606,238	(119,000)	2,487,238

Operating income	399,684	(130,617)	269,067
Other expense:	—	—	—
Interest expense	248,301	(57,096)	191,205
Other expense, net	161	56	217

Total other expense	248,462	(57,040)	191,422

Income from continuing operations before income taxes	151,222	(73,577)	77,645
Income taxes	73,482	(27,329)	46,153

Income from continuing operations	$77,740	$(46,248)	$31,492

Average common shares:
Basic	181,799,306		181,799,306
Diluted	182,861,802		182,861,802

Income per common share from continuing operations attributable to Dean Foods Company(i):
Basic	$0.48		$0.22
Diluted	$0.47		$0.22

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Dean Foods Company

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2009

	As Reported	Pro Forma Adjustments (h)	Pro Forma

Net sales	$11,113,782	$(1,085,407)	$10,028,375
Cost of sales	8,008,561	(853,657)	7,154,904

Gross profit	3,105,221	(231,750)	2,873,471
Operating costs and expenses:
Selling and distribution	1,818,833	(79,842)	1,738,991
General and administrative	623,835	(29,190)	594,645
Amortization of intangibles	9,637	(3,059)	6,578
Facility closing and reorganization costs	30,162	(1,075)	29,087

Total operating costs and expenses	2,482,467	(113,166)	2,369,301

Operating income	622,754	(118,584)	504,170
Other (income) expense:	—	—	—
Interest expense	246,510	(58,235)	188,275
Other income, net	(4,221)	95	(4,126)

Total other expense	242,289	(58,140)	184,149

Income from continuing operations before income taxes	380,465	(60,444)	320,021
Income taxes	151,845	(22,153)	129,692

Income from continuing operations	$228,620	$(38,291)	$190,329

Average common shares:
Basic	170,986,886		170,986,886
Diluted	173,858,303		173,858,303

Income per common share from continuing operations attributable to Dean Foods Company(i):
Basic	$1.41		$1.19
Diluted	$1.38		$1.17

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Dean Foods Company

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments

a)	The adjustment reflects the elimination of assets and liabilities of the Morningstar division attributable to the disposition.

b)	The adjustment reflects the following effects of the disposition: (i) cash proceeds, net of transaction costs, received at closing; (ii) the repayment in full of the aggregate $1.0 billion principal amount of the 2016 and 2017 term loan B; (iii) swap termination costs related to the termination of $1.0 billion notional value of the Company’s interest rate swaps, which were terminated as a result of repayment of the 2016 and 2017 term loan B; and (iv) estimated tax payments. The Company may choose to fund a portion of these costs using borrowings under the Company’s revolving credit facility. Actual net cash proceeds will differ from net cash proceeds reflected in the pro forma financial statements due to (1) the ultimate source of funds for the identified cash payments, (2) the settlement of certain intercompany transactions, (3) differences between assumed and actual tax rates and (4) the actual closing date of January 3, 2013, as compared to the assumed closing date of September 30, 2012.

c)	The adjustment reflects the elimination of deferred tax assets and liabilities expected to be settled as a result of the disposition.

d)	The adjustment reflects the elimination of the deferred financing costs associated with the repayment of our 2016 and 2017 term loan B.

e)	The adjustment reflects the elimination of the fair value of the $1.0 billion notional value of interest rate swaps terminated as a result of the full repayment of our 2016 and 2017 term loan B.

f)	The adjustment reflects the decrease in the current and long-term portions of debt related to repayment of the 2016 and 2017 term loan B.

g)	The adjustment reflects the estimated gain on the sale of the Morningstar division. The actual gain on sale will differ from the pro forma estimate due to the difference in timing between the assumed closing date for the pro forma financial statements and the actual closing date of January 3, 2013. For purposes of the pro forma balance sheet adjustment, Morningstar’s weighted average statutory rate of 38.25% was used to calculate the estimated tax effect of the disposition.

Cash proceeds from Buyer	$1,450,000
Cash paid for transaction costs	33,000

1,417,000
Net assets sold	568,107

Estimated pre-tax gain on sale	848,893
Estimated tax on gain from sale	324,702

Estimated net gain on sale*	524,191
Less:
Transaction costs expensed at September 30, 2012	(4,500)
Write-off of deferred financing costs related to 2017 term loan B, net of tax*	970

Termination of interest rate swaps as a result of repayment of 2016 and 2017 term loan B, net of tax*	20,944

Estimated adjustment to retained earnings	506,777

* These balances were not recorded as adjustments to the unaudited pro forma condensed consolidated statements of operations, as they are non-recurring charges related to the divestiture of Morningstar and will not have a continuing impact on the operations of Dean Foods Company.

h)	The adjustment reflects the elimination of the operations of the Morningstar division sold to Buyer. For purposes of this adjustment, Morningstar’s estimated effective tax rates were used to calculate the estimated tax expense (benefit) for each period presented.

i)	Earnings (loss) per common share from continuing operations attributable to Dean Foods Company excludes the net loss attributable to non-controlling interest, as reported in the respective Annual Report on Form 10-K or Quarterly Report on 10-Q.